UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

ASYST TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-22430	94-2942251
(Commission File No.)	(IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 9. REGULATION FD DISCLOSURE

     The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission solely under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” pursuant to interim procedures promulgated by the Commission in Release No. 33-8216 issued March 27, 2003.

     On April 29, 2003, the registrant issued a press release addressing results for its fourth fiscal quarter ended March 31, 2003 and its fiscal year ended March 31, 2003. In conjunction with that press release, the registrant conducted a conference call on April 29, 2003 to discuss those results with investors and financial analysts.

     That press release, dated April 29, 2003 and titled “Asyst Technologies Reports Fiscal Fourth Quarter and Year-End Results,” is attached hereto as Exhibit 99.1. A transcript of that conference call is attached hereto as Exhibit 99.2.

     This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning the industry outlook, the Company’s guidance for first quarter fiscal 2004 financial results, restructuring benefits, cash burn rate, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, those associated with the reduction in expected net sales, such as delay or cancellation of orders by customers, reduction in expected gross margin, increased operating expenses, volatility in the semiconductor equipment industry, Asyst’s dependence on a small number of customers and intense competition in the semiconductor equipment industry. More information about Asyst and these and other risks related to Asyst is detailed in Asyst’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2002 and subsequent quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Asyst cannot guarantee any future results, levels of activity, performance or achievement. Asyst does not undertake an obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2003	ASYST TECHNOLOGIES, INC.

	By:	/s/ Geoffrey G. Ribar

Geoffrey G. Ribar Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Asyst Technologies Reports Fiscal Fourth Quarter and Year End Results” dated April 29, 2003.
99.2	Transcript of conference call conducted by the registrant on April 29, 2003.